SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:         /s/ Larry B. Schweiger
             --------------------------------------------
	Larry B. Schweiger

              /s/  Charles F. Fistel
             --------------------------------------------
              Charles F. Fistel
              August 26, 2003





Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:         /s/ Larry B. Schweiger
             --------------------------------------------
	Larry B. Schweiger

              /s/  Charles F. Fistel
             --------------------------------------------
	Charles F. Fistel
	August 26, 2003